Exhibit 32.2
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Columbia Energy Group (the “Company”) on Form 10-Q for the quarter ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David J. Vajda, Principal Financial Officer of the Company, certify, pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David J. Vajda

David J. Vajda
Principal Financial Officer
Date:    August 5, 2005